SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

BancFirst Corporation	BFC Capital II
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)

Oklahoma	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

73-1221379	20-6115619
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

101 N. Broadway

Oklahoma City, Oklahoma 73102

(Address, including zip code, of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file numbers to which this form relates: 333-112488 and 333-112488-01.

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

    % Cumulative Trust Preferred Securities of BFC Capital Trust II

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrants’ Securities to be Registered.

The description of BFC Capital Trust II’s     % Cumulative Trust Preferred Securities (the “Preferred Securities”) being registered hereby is incorporated by reference to the information contained under the captions “Description of the Preferred Securities,” “Description of Junior Subordinated Debentures,” “Description of Guarantee Agreement” and “Relationship Among the Preferred Securities, the Junior Subordinated Debentures and the Guarantee Agreement” in the prospectus that forms part of the registrants’ registration statement on Form S-3, Registration Nos. 333-112488 and 333-112488-01 (as amended, the “Registration Statement”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The information contained in the Registration Statement and the prospectus describing the Preferred Securities will be filed pursuant to Rule 424(b) or pursuant to an amendment to the Registration Statement under the Securities Act and shall be incorporated by reference into this Registration Statement on Form 8-A.

Item 2. Exhibits.

2.1	Certificate of Trust of BFC Capital Trust II (incorporated by reference to Exhibit 4.3 of the Registration Statement).

2.2	Trust Agreement of BFC Capital Trust II (incorporated by reference to Exhibit 4.4 to the Registration Statement).

2.2.1	Form of Amended and Restated Trust Agreement of BFC Capital Trust II (incorporated by reference to Exhibit 4.5 to the Registration Statement).

2.3	Form of Trust Preferred Certificate of BFC Capital Trust II (incorporated by reference to Exhibit 4.6 to the Registration Statement).

2.4	Form of Guarantee Agreement (incorporated by reference to Exhibit 4.7 to the Registration Statement).

2.5	Form of Junior Subordinated Indenture (incorporated by reference to Exhibit 4.1 to the Registration Statement).

2.6	Form of Junior Subordinated Debenture (incorporated by reference to Exhibit 4.2 to the Registration Statement).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

Dated:  February 18, 2004

BANCFIRST CORPORATION		BFC CAPITAL TRUST II

By:	/s/ David E. Rainbolt	By:	BANCFIRST CORPORATION
	David E. Rainbolt		as Depositor
President and Chief Executive Officer

		By:	/s/ David E. Rainbolt
David E. Rainbolt
President and Chief Executive Officer

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